UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2006

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 304-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Clark Benson, LLC

Clark, Inc. (the “Registrant”) has established a new limited liability company, Clark Benson, LLC (the “LLC” or “Clark Benson”) pursuant to a Limited Liability Company Agreement dated as of January 26, 2006 (the “LLC Agreement”). Clark Benson was formed for the purpose of capturing a greater share of the financial planning, wealth transfer, employee benefits and wealth management services market (the “Business”). In connection with the formation of Clark Benson, Clark Benson entered into an Executive Employment Agreement dated as of January 26, 2006 (“Employment Agreement”) with James M. Benson (“Benson”) pursuant to which Benson will serve as the LLC’s President and Chief Executive Officer. The Registrant intends that Clark Benson will pursue its business plan through a combination of acquisitions of, or affiliations with, existing entities engaged in the Business. The following descriptions of the material terms of the LLC Agreement and the Employment Agreement are qualified in their entirety by reference to the LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and to the Employment Agreement, which is filed as Exhibit 10.2, each of which is incorporated herein by reference.

Employment Agreement. The LLC and Benson have entered into the Employment Agreement with an effective date of January 3, 2006. The Employment Agreement is for an initial term ending December 31, 2010, which term can be extended for additional two year periods based upon the LLC’s ability to achieve positive Earnings Before Interest, Taxes and Amortization (“EBITA”) modified to include as a deduction interest payable to the Registrant in respect of any loans provided to the LLC for operational or acquisition purposes (“Modified EBITA”), or until its earlier termination by Benson or the LLC. The Employment Agreement provides that Benson will be paid a base salary of One Million Dollars ($1,000,000.00) per year and receive benefits equivalent to those available to comparable executives of Registrant.

The LLC can terminate the Employment Agreement at any time and for any reason upon written notice to Benson subject to paying Benson a lump-sum amount equal to twice his annual base salary (“Severance”). The LLC can terminate the Employment Agreement without paying Severance, at the conclusion of the second successive fiscal year during which the LLC does not receive positive Modified EBITA, upon Benson’s death or permanent disability, or for “Cause” (material non-performance, conviction by Benson of a felony or fraud). The Employment Agreement may be terminated by Benson without Severance upon ninety (90) days prior notice (“Benson’s Notice Termination”) or by Benson with Severance should the LLC engage in an act of Constructive Termination (as defined in the Employment Agreement).  Finally, should Benson not be offered a seat on the Board of Directors of the Registrant, the Employment Agreement will be void.

Upon termination of the Employment Agreement by the LLC for Cause, due to Benson’s permanent disability, or for failure of the LLC to achieve Modified EBITA for two (2) consecutive fiscal years, Benson will be subject to post-employment restrictions (a) for twenty-four (24) months that would prohibit Benson from (i) soliciting any client of the LLC or an affiliate of the Registrant to leave, alter or reduce its business relationship with the LLC or the Registrant’s affiliate, and (ii) soliciting any personnel of the LLC or the Registrant’s affiliates to leave or otherwise interfere with the relationship with the LLC or its Affiliates, and (b) for twelve (12) months that would prohibit Benson from (i) directly or indirectly acquiring companies with the same characteristics as companies that the LLC has acquired or endeavored to acquire, (ii) setting up an affiliation system similar to that of the LLC’s (collectively, “Post-Employment Restrictions”). Upon termination of the Employment Agreement upon Benson’s Notice Termination, Benson will be subject to the Post Employment Restrictions.

LLC Agreement. The LLC, Clark Consulting, Inc., a wholly-owned subsidiary of the Registrant (“CCI”), and Winsor Way Associates, Inc., a corporation owned by Benson (“Winsor”) entered into the LLC Agreement, effective January 26, 2006. CCI and Winsor own seventy-five percent (75%) and twenty-five percent (25%), respectively, of the outstanding equity interests in the LLC (“Units”) and contributed initial capital to the LLC in proportion to their Unit ownership.

During such time as Winsor is an owner of Units (“Member”), CCI and Winsor will be entitled to receive for each fiscal year as distributions from the LLC’s operations (if any) an amount equal to seventy-five percent (75%) and twenty-five percent (25%), respectively, of the Modified EBITA of the LLC for such year. Distributions arising from the sale of assets of the LLC will be allocated similarly.

During such time as Benson is employed by the LLC, CCI is required to lend the LLC such amounts as may be necessary to pay Benson his base salary and any distributions. Additionally, CCI may loan to the LLC such additional amounts to fund day-to-day operations as may be requested by the LLC (along with loans to fund the base salary of Benson, “Working Capital Loans”), subject to approval of Registrant’s Board of Directors. CCI also may make additional loans to be used by the LLC in effecting its business plan (“Acquisition Loans”) as the Registrant’s Board of Directors may authorize, subject to approval by CCI’s primary bank. Acquisition Loans will bear simple interest at 12% per annum through December 31, 2007, and thereafter at a rate equal to the “cost of capital” used in accordance with Registrant’s annual calculation for impairment analysis for good will. Working Capital Loans will bear simple interest at the lowest rate of interest that would avoid the imputation of interest under the Internal Revenue Code. The LLC is obligated to pay interest to CCI for a particular fiscal year equal to the amount of interest payable on Acquisition Loans reduced by the amount of interest payable on Working Capital Loans.

The LLC’s business is generally governed by its manager, the CEO of the Registrant, who initially will be Thomas Wamberg (the “Manager”). Certain items of business, however, require the concurrence of the Manager and Benson. This includes formulating operational and acquisition budgets, appointing or removing officers, selling or otherwise disposing of assets of the LLC, hiring of consultants, employees or professionals, and deciding certain tax matters.

Should a Member wish to sell his Units, the sale generally will be subject to a right of first refusal that would allow the LLC or the other Member to purchase the Units for the same price and terms; except that, if CCI decided to sell its Units to a third party, CCI could force Benson to join in the sale, or Benson could elect to join in the sale, on the same terms and conditions.

In the event that the LLC should be sold as part of a transaction including the sale of the Registrant and its subsidiaries, or the sale of all or substantially all of the Registrant’s assets (a “Change of Control”), the LLC would be required, prior to the closing of the Change of Control transaction, to purchase Winsor’s Units for the greater of (a) $2,500,000 if the Change of Control is consummated on or prior to December 31, 2007, or 1.5% of the aggregate value of the consideration received by the Registrant or its stockholders in connection with the Change of Control if consummated after December 31, 2007, or (b) the value of Benson’s Units determined through an appraisal process.

Both CCI and Winsor have certain “put” and “call” rights with respect to Winsor’s Units. Winsor can require the LLC to purchase its Units upon the death or permanent disability of Benson or should Benson’s employment with the LLC be terminated for any reason (“Put Right”). The purchase price of Units purchased pursuant to the Put Right will be equal to 25% of the product of (a) the trailing Modified EBITA of the LLC for the 12 month period ending with the calendar quarter preceding the calendar quarter during which notice of exercise of the “Put Right” occurs (“Measure Period”), times (b) 5, if the notice is provided during the first five years of the LLC Agreement; 6, if the notice is provided during the sixth or seventh years of the LLC Agreement; and 8, if the notice is received during the eighth or subsequent years of the Agreement.

The LLC can require that Winsor sell its Units to the LLC (“Call Right”) upon the death or permanent disability of Benson, or termination of Benson’s Employment under the Employment Agreement without Cause or pursuant to a Constructive Termination. The LLC can also exercise a Call Right without the occurrence of the foregoing events (“Optional Call”). The purchase price for Winsor’s Units upon exercise of the Call Right would be an amount equal to 25% times the product of (i) the trailing EBITA of the LLC during the Measure Period times the Call Multiple described below; except that, (A) if the Call Right is exercised when Benson’s employment is terminated for “Cause” Modified EBITA rather than EBITA will be used, and (B) if a Call Notice is given in the first or second years of the LLC Agreement, the purchase price for Winsor’s Units is set at $2,500,000. The Call Multiple applicable to a Call Notice if exercised due to Benson’s termination for Cause is always 5. The Call Multiple in all other instances ranges from 3 to 8, depending upon the call “trigger” and the number of years that have elapsed since the effective date of the LLC Agreement.

A conference call discussing the new business practice will take place Friday morning, January 27, 2006 at 10:00 am CST. The call will be webcast live and can be accessed on the Registrant's website at www.clarkconsulting.com.

Item 9.01(c)  Exhibits.

Exhibit 10.1 Limited Liability Company Agreement of Clark Benson, LLC
Exhibit 10.2 Employment Agreement with James Benson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2006	CLARK, INC. By:/s/ Thomas M. Pyra Thomas M. Pyra President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit
Exhibit 10.1	Limited Liability Company Agreement of Clark Benson, LLC
Exhibit 10.2	Employment Agreement with James Benson